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                                                                    EXHIBIT 10.2




                           LEASE TERMINATION AGREEMENT


         THIS LEASE TERMINATION AGREEMENT is entered into this 8th day of March, 1999, by and among 26500 DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP ("26500"), whose address is 1400 North Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304, and UNIVERSAL STANDARD HEALTH CARE, INC. ("USML"), whose address is 26500 Northwestern Highway, Suite 400, Southfield, Michigan 48076.

                                R E C I T A L S:

         A. 26500 is the owner of certain real estate upon which is located an approximate ninety-one thousand (91,000) square foot office building (the "Building"), located at 26500 Northwestern Highway, Southfield, Michigan.

         B. On November 18, 1994, 26500's predecessor-in-interest, entered into a Lease with USML's predecessor-in-interest for certain space in the Building, which Lease was amended by First Amendment to Lease, dated April 3, 1994, Second Amendment to Lease, dated October 19, 1995, Third Amendment to Lease, dated November 14, 1995, and Fourth Amendment to Lease, dated December 15, 1995 (collectively the "USML Lease"). Under the USML Lease, USML leases the entire rentable square foot area of the Building. USML has subleased certain portions of the Building to four (4) different subtenants (the "Subtenants"), pursuant to subleases and certain amendments thereto (the "Subleases").

         C. On October 23, 1998, 26500 entered into an Agreement for Purchase and Sale as amended with the predecessor in interest to 26500 Northwestern Building LLC ("Purchaser") (the "Purchase Agreement") for the purchase of the Building.

         D. The parties wish to set forth their understanding with regard to the termination of the USML Lease, and provide for certain other related terms and conditions.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. (a) 26500 and USML agree that the USML Lease shall terminate effective on the date hereof (the "Termination Date").

            (b) Notwithstanding the termination of the USML Lease on the Termination Date, USML shall have the continuing right to occupy the fourth floor only of the Building currently occupied by it through and including March 31, 1999 (the "Vacation Date") as a holdover tenant under the terms and provisions of the USML Lease which would be applicable to a holdover tenant; provided, that if USML's occupancy extends beyond March 31, 1999, USML shall pay one hundred fifty percent (150%) of the monthly installment of Basic Rental thereafter due under the USML Lease (and in each case together with all normal charges payable by USML under the USML Lease), such payment to be in addition to the payment required pursuant to Paragraph 1(d) hereof and to be paid to Purchaser, if the sale of the Building to Purchaser has been closed, or, if not, to be paid to 26500.

            (c) On or before the Vacation Date, USML shall remove all of its furniture, trade fixtures, business equipment and other personal property from the Building and vacate all portions of the Building occupied by it (and not subject to the Subleases) and surrender the same in the condition required under the USML Lease.

            (d) USML shall pay all rent and other charges due and payable under the Lease through and including the Vacation Date and on April 1, 1999, the sum of Forty-Seven Thousand Ninety-Two and 58/100 Dollars ($47,092.58), notwithstanding the termination of the USML Lease upon the Termination Date. Such amount shall be paid to Purchaser, if the sale of the Building to Purchaser has been closed, or, if not, such amount shall be paid to 26500.

         2. USML agrees that any obligations of USML relating to the Building and/or the USML Lease that arose, accrued or relate to any facts or circumstances existing or occurring prior to the Vacation Date shall survive the termination of the USML Lease; provided, however,





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that USML shall not be required to perform any deferred maintenance, but shall be required to pay for any and all work performed by or for it at the Building and USML shall remain responsible for any and all damage caused to the Building by it prior to the Vacation Date, including damages resulting from USML's removal of its property from the Building.

         3. In consideration for 26500's agreement to terminate the USML Lease, USML agrees to the following:

            (a) Simultaneously with the execution of this Agreement, USML shall pay to 26500 the sum of Fifty Thousand Dollars ($50,000.00) and on or before March 15, 1999, USML shall pay to 26500 the additional sum of One Hundred Thousand Dollars ($100,000.00);

            (b) Simultaneously with the execution of this Agreement, USML shall assign to 26500 a total of One Hundred Fifty Thousand Dollars ($150,000.00) in ITEX Corporation and Detroit Barter Dollars by instrument in form and substance satisfactory to 26500 and World Wide Financial Services, Inc. ("World Wide"). USML consents to the assignment of the ITEX Corporation and Detroit Barter Dollars to World Wide and USML shall obtain all necessary third party consents for such assignments to 26500 and then to World Wide;

            (c) Simultaneously with the execution of this Agreement, USML shall issue to 26500 587,345 shares of its common stock, which shares of common stock shall be validly issued, fully paid, and non-assessable and subject to no restriction except for a restriction on transfer resulting from the fact that the issuance of such shares has not been registered under the Securities Act of 1933 or any state securities act; together with an opinion of Dykema Gossett PLLC, in form and substance reasonably satisfactory to 26500, as to the validity of the stock; and

            (d) Notwithstanding anything herein contained to the contrary, the parties acknowledge that 26500 is acting as a mere conduit with respect to the payments described in Paragraphs 3(a), (b) and (c) hereof, that such payments are not payments of past due rents (the Lease being current) but are payments in consideration of the termination of the Lease by Landlord, and that such payments are being made for the benefit of Purchaser and its tenant, World Wide and that 26500 will pay such amounts to Purchaser and/or World Wide in accordance with their agreements.

         4. Simultaneously herewith USML has entered into an agreement with Purchaser and such tenant relating to the termination of the USML Lease.

         5. (a) All notices required or desired to be given hereunder shall be delivered to the parties at the respective addresses set forth in the Preamble to this Agreement or such other address as either party shall notify the other of in writing. Such notices shall be sent by certified mail, return receipt requested, or a recognized overnight delivery service, and shall be effective upon receipt or refusal to accept delivery.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. It is acknowledged and agreed that if the sale of the Building to Purchaser shall be closed, Purchaser and World Wide are intended beneficiaries under this Lease Termination Agreement.

            (c) It is understood and agreed that this Agreement may be executed in several counterparts, each of which, for all purposes, shall be deemed to constitute an original and all of which counterparts, when taken together, shall be deemed to constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart.

            (d) The parties shall use their best efforts to cause the terms of this Agreement or any information regarding the Building to be held in a confidential manner except where disclosure is required by law or is necessary to consummate the terms of this Agreement.

            (e) This Agreement and the agreements referred to in Paragraph 4 hereof reflect the entire agreement and understandings of the parties and all other prior agreements and understandings are merged into this Agreement and such agreements.










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         IN WITNESS WHEREOF, the parties hereto have executed this Lease
Termination Agreement on the day and year first above written.

In the Presence of:                         26500 DEVELOPMENT ASSOCIATES
                                            LIMITED PARTNERSHIP

                                            By:    26500 Investment Corporation

 /s/                                             By: /s/ Mike Kojaian
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 /s/                                                   Its: President
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                                            UNIVERSAL STANDARD
                                            HEALTH CARE, INC.


 /s/                                           By: /s/ Alan S. Ker
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 /s/                                                Its: CFO
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